Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 333-129021) pertaining to the Incentive Stock Compensation Plan of Nexity Financial Corporation of our report dated March 16, 2006, with respect to the consolidated statements of operations, changes in stockholders’ equity and cash flows of Nexity Financial Corporation included in the Annual Report (Form 10-K) for the year December 31, 2005.

/s/ Ernst & Young LLP

Birmingham, Alabama

March 12, 2008